EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-3 No. 333-208801) of Benefitfocus, Inc., and
(2)	Registration Statement (Form S-8 No. 333-192278) of Benefitfocus, Inc. pertaining to the 2012 Stock Plan, as amended, and the Amended and Restated 2000 Stock Option Plan of Benefitfocus, Inc.,

of our report dated February 25, 2016, with respect to the consolidated financial statements and schedule of Benefitfocus, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 25, 2016